Exhibit 99.4

Introductory Note to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

The following unaudited pro forma combined condensed consolidated statements of financial condition at June 30, 2011 and the unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2010 and six months ended June 30, 2011 give effect to the acquisition of GS Financial Corp. (“GSFC”) by Home Bancorp, Inc. (the “Company”) which was completed on July 15, 2011 (the “Merger”). The unaudited pro forma combined condensed financial information is set forth as if the Merger was completed on June 30, 2011 with respect to financial condition data and on January 1, 2010 and January 1, 2011, respectively, with respect to operations data.

The unaudited pro forma combined condensed consolidated financial statements give effect to the Merger as a business combination under U.S. generally accepted accounting principles (“GAAP”). Accordingly, all assets and liabilities were recorded at fair value. The fair value calculation for loans included adjustments for credit losses on impaired and non-impaired loans. Therefore, no allowance for loan losses was carried over.

While the recording of the acquired loans at their estimated fair value will impact the prospective determination of the provision for loan losses and the allowance for loan losses, for purposes of the unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2010 and six months ended June 30, 2011, we assumed no adjustments to the historic amount of GSFC’s losses. If such an adjustment were estimated, there could be a change in the historic amounts of GSFC’s losses presented.

The pro forma financial information includes estimated adjustments to record assets and liabilities of GSFC at their respective fair values and represents the Company’s estimates based on available information. Any differences between the purchase price for GSFC and the fair value of the identifiable net assets acquired have been recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by the Company in connection with the acquisition will be amortized to expense over their estimated useful lives.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after we complete further analyses under GAAP with respect to the fair value of GSFC’s tangible and identifiable intangible assets and liabilities as of the date the Merger was completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the Company’s statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The Company anticipates that the Merger will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of GSFC. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of the Company and GSFC.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of the Company’s common stock or the actual or future results of operations of the Company for any period. Actual results may be materially different than the pro forma information presented herein.

HOME BANCORP INC. AND SUBSIDIARY

Unaudited Pro Forma Combined Condensed Consolidated Statement of Condition

	At June 30, 2011
	Home Bancorp Historical	GS Financial Corp Historical	Pro Forma Acquisition Adjustments		Combined Pro Forma(1)
Assets
Cash and cash equivalents	$21,588,068	$6,310,362	$(26,416,698	)(2)	$1,481,732
Investment securities	148,222,690	46,805,803	(186,275	)(3)	194,842,218
Loans receivable, net	445,483,936	188,490,463	(1,843,746	)(4)	632,130,653
Goodwill	558,991	—	1,695,204	(5)	2,254,195
Office properties and equipment, net	23,015,352	7,146,140	(149,039	)(6)	30,012,453
Cash surrender value of bank-owned life insurance	16,485,001	—	—		16,485,001
Other assets	62,046,109	8,031,373	384,888	(7)	70,462,370

Total assets	$717,400,147	$256,784,141	$(26,515,666)		$947,668,622

Liabilities
Deposits	$527,402,695	$191,869,421	$923,553	(8)	$720,195,669
Borrowings	52,500,000	34,545,042	944,927	(9)	87,989,969
Other liabilities	3,740,456	1,894,653	90,879	(10)	5,725,988

Total liabilities	583,643,151	228,309,116	1,959,359		813,911,626
Shareholders’ Equity	133,756,996	28,475,025	(28,475,025)		133,756,996

Total liabilities and shareholders’ equity	$717,400,147	$256,784,141	$(26,515,666)		$947,668,622

(1)	Assumes the acquisition of GS Financial Corp was completed on June 30, 2011. Historical information is derived from each company’s unaudited financial statements.
(2)	Represents the aggregate cash consideration paid in the transaction of $21.00 per outstanding share of GS Financial Corp.
(3)	The adjustment represents the market value adjustments of on GS Financial Corp’s investments based on their market values and credit quality exposure.
(4)

The adjustment represents the elimination of GS Financial Corp’s allowance for loan losses and the fair value adjustment of GS Financial Corp’s loans to their estimated fair value based on expected cash flows and includes an estimation of expected future loan losses.

(5)	The adjustment represents consideration paid in excess of the fair value of assets acquired less liabilities assumed.

The following table provides the calculation of the purchase price used in the pro forma financial statements:

Allocation of purchase price:
Common stock (1,257,938 shares at $21.00 per share)	$26,416,698
Net assets acquired (book value)	(27,511,834)

Purchase price less than book value	(1,095,136)

Allocated to:
Investment securities	$(186,275)
Core deposit intangible	859,116
Loans	(1,843,746)
Office properties and equipment, net	(149,039)
Deposits	(923,553)
Borrowings (Federal Home Loan Bank advances)	(944,927)
Other real estate owned	(384,326)
Deferred income tax asset	873,289
GSFC liabilities accrued after closing	(90,879)

Total allocations	(2,790,340)

Purchase price less allocation to identifiable assets and liabilities (goodwill)	$1,695,204

(6)	The adjustment represents the fair value adjustment of GS Financial Corp’s office properties and equipment.
(7)

The adjustment represents the core deposit intangible related to acquired deposits, the recognition of a deferred income tax asset associated with fair value adjustments and other asset adjustments. The core deposit intangible was recorded as an identifiable intangible asset, and the related amortization adjustment was based upon an expected life of nine years using a sum-of-the-years-digits method.

(8)

The adjustment represents the fair value of certificates of deposit acquired based on current interest rates for similar instruments. The adjustment will be recognized using a level yield amortization method based on maturities of the deposit liabilities.

(9)

The adjustment represents the fair value of FHLB borrowings acquired at various terms and maturities. The adjustment will be recognized using a level yield amortization method based on maturities of the borrowings.

(10)	The adjustment represents the accrual of GS Financial Corp’s expenses not accrued at closing.

HOME BANCORP INC. AND SUBSIDIARY

Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations

	For the Six Months Ended June 30, 2011
	Home Bancorp Historical	GS Financial Corp Historical	Pro Forma Acquisition Adjustments		Combined Pro Forma(1)

Interest income	$16,275,621	$6,464,358	$(115,167	)(2)	$22,624,812
Interest expense	2,427,779	1,841,819	(773,530	)(3)	3,496,068

Net interest income	13,847,842	4,622,539	658,363		19,128,744
Provision for loan losses	366,949	229,626	—		596,575

Net interest income after provision for loan losses	13,480,893	4,392,913	658,363		18,532,169
Noninterest income	3,346,815	207,202	—		3,554,017
Noninterest expense	13,541,625	3,961,765	86,486	(4)	17,589,876
Income taxes	1,223,952	193,743	194,438	(5)	1,612,133

Net income	$2,062,131	$444,607	$377,439		$2,884,177

Weighted average common shares outstanding
Basic	7,184,426	1,252,902			7,184,426
Diluted	7,307,185	1,252,902			7,307,185
Earnings per share:
Basic	$0.29	$0.35	$—		$0.40

Diluted	$0.28	$0.35	$—		$0.39

	For the Year Ended December 31, 2010
	Home Bancorp Historical	GS Financial Corp Historical	Pro Forma Acquisition Adjustments		Combined Pro Forma(1)

Interest income	$33,658,902	$13,720,122	$(206,129	)(2)	$47,172,895
Interest expense	5,881,158	4,459,612	(1,302,895	)(3)	9,037,875

Net interest income	27,777,744	9,260,510	1,096,766		38,135,020
Provision for loan losses	864,659	2,800,000	—		3,664,659

Net interest income after provision for loan losses	26,913,085	6,460,510	1,096,766		34,470,361
Noninterest income	4,481,416	2,009,830	—		6,491,246
Noninterest expense	24,362,487	8,056,214	172,972	(4)	32,591,673
Income taxes	2,343,890	6,537	314,090	(5)	2,664,517

Net income	$4,688,124	$407,589	$609,704		$5,705,417

Weighted average common shares outstanding
Basic	7,521,051	1,252,428			7,521,051
Diluted	7,586,555	1,252,428			7,586,555
Earnings per share:
Basic	$0.62	$0.33	$—		$0.76

Diluted	$0.62	$0.33	$—		$0.75

(1)

Assumes the acquisition of GS Financial Corp was completed on January 1, 2010 for the pro forma statement of operations for the year ended December 31, 2010 and completed on January 1, 2011 for the pro forma statement of operations for the six months ended June 30, 2011. Historical information is derived from each company’s audited financial statements as filed in the Form 10-K or compiled unaudited financial statements, respectively, where applicable.

(2)	The adjustment represents accretion and amortization of the fair value adjustments to loans utilizing the interest method over their estimated lives.
(3)

The adjustment represents accretion and amortization of the fair value adjustments to deposits and borrowings utilizing the interest method over the estimated lives of the interest-bearing liabilities.

(4)	The adjustment represents amortization of the core deposit intangible.
(5)	The adjustment reflects the tax effect of the pro forma accretion and amortization of the fair value adjustments at an effective income tax rate of 34%.